Exhibit 4.16

SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 11, 2006, among FD US Communications Inc., a New York corporation (“FD US Communications”), FD MWA Holdings Inc., a Delaware corporation (“FD MWA”), Dittus Communications Inc., a District of Columbia corporation (“Dittus”), FD Holder LLC, a Maryland limited liability company (“FD Holder”) and International Risk Limited, a Delaware corporation (“International Risk” and, together with FD US Communications, FD MWA, Dittus and FD Holder, the “Guaranteeing Subsidiaries”), each of which are subsidiaries of FTI Consulting, Inc. (or its permitted successor), a Maryland corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 3, 2006 providing for the issuance of 7 3/4% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any other Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

FD US COMMUNICATIONS INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Executive Vice President

FD MWA HOLDINGS INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Executive Vice President

DITTUS COMMUNICATIONS INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Executive Vice President

FD HOLDER LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Executive Vice President

INTERNATIONAL RISK LIMITED

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	CFO and Treasurer

FTI CONSULTING, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Executive Vice President and Chief Financial Officer

COMPETITION POLICY ASSOCIATES, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Chief Financial Officer and Treasurer

FTI, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and Chief Financial Officer

FTI REPOSITORY SERVICES, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and Chief Financial Officer

LEXECON, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and Chief Financial Officer

TEKLICON, INC.

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Director and Chief Financial Officer

FTI CAMBIO LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and Chief Financial Officer

FTI IP, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and Chief Financial Officer

FTI COMPASS, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and Chief Financial Officer

FTI INVESTIGATIONS, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Manager and Chief Financial Officer

FTI FD LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Vice President, Chief Financial Officer and Treasurer

FTI BKS ACQUISITION LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Vice President, Chief Financial Officer and Treasurer

FTI INTERNATIONAL RISK, LLC

By:	/s/ Theodore I. Pincus
	Name:	Theodore I. Pincus
	Title:	Chief Financial Officer and Treasurer

WILMINGTON TRUST COMPANY, As Trustee

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Senior Financial Services Officer